UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 25, 2015

XCEL BRANDS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-31553	76-0307819
(Commission File Number)	(IRS Employer Identification No.)

475 10th Avenue, 4th Floor, New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

(347) 727-2474

(Registrant’s Telephone Number, Including Area Code)

 n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 25, 2015, Xcel Brands, Inc. (the “Company”) entered into an Amendment to Line Letter Agreements with Bank Hapoalim B.M. (the “Bank”) (the Line Letter Amendment), pursuant to which the parties amended (i) that certain Line Letter Agreement dated as of July 31, 2013, by and among IM Brands, LLC, the Company and the Bank (the “IM Line Letter Agreement”) (ii) that certain Line Letter Agreement dated as of April 1, 2014, by and among JR Licensing, LLC, the Company and the Bank (the “JR Line Letter Agreement”) and (iii) that certain Line Letter Agreement dated as of December 22, 2014, by and among H Licensing, LLC, the Company and the Bank (the “H Line Letter Agreement” and, together with the IM Line Letter Agreement and the JR Line Letter Agreement, the “Line Letter Agreements”) in order to amend the definition of “Liquid Assets” in each of the Line Letter Agreements to include cash on deposit with the Bank to secure the reimbursement of obligations to the Bank arising from the issuance of letters of credit by the Bank for the benefit of the Company. Additionally, the Line Letter Amendment amends the Line Letter Agreements to permit the Company and (a) JR Licensing, LLC (with respect to the JR Line Letter Agreement), (b) H Licensing, LLC (with respect to the H Line Letter Agreement) or (c) IM Brands, LLC (with respect to the IM Line Letter Agreement), as applicable, to incur additional indebtedness with the Bank.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 27, 2015, the Compensation Committee of the Board of the Directors of the Company (the “Committee”) determined with reasonable assurance that the Company will achieve at least 70% of its target Adjusted EBITDA (as defined in the Second Amended and Restated Employment Agreement dated as of October 1, 2014, by and between the Company and James Haran, the Company’s Chief Financial Officer (the “Agreement”)). The Committee also determined to accelerate payment of 50% of the Cash Bonus (as defined in the Agreement) for the fiscal year ending December 31, 2015 to James Haran, and that such payment shall be made on or before July 30, 2015. Accordingly, the bonus that would be payable to Mr. Haran at the end of the 2015 fiscal year shall be reduced by $30,000; provided, however, that if Mr. Haran’s total bonus earned for the 2015 fiscal year is determined to be less than $30,000, Mr. Haran shall not be obligated to repay to the Company any difference between the $30,000 being paid on an accelerated basis and the actual amount of his bonus.

Item 9.01	Financial Statements and Exhibits

Exhibit	Description

No. 10.1	Amendment to Line Letter Agreement, dated as of June 25, 2015, by and between Xcel Brands, Inc. and Bank Hapoalim B.M.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

XCEL BRANDS, INC.
(Registrant)

By:	/s/ James F. Haran
Name:	James F. Haran
Title:	Chief Financial Officer

Date: July 1, 2015